EXHIBIT 10.117

PERFORMANCE HEALTH TECHNOLOGIES, INC.
427 Riverview Plaza
Trenton, NJ 08611
Telephone:  (609) 656-0800
Facsimile:  (609) 656-0869

March 26, 2008

Dear Investor:

We understand that you are willing to make a $50,000 loan to Performance Health Technologies, Inc. (“PHT”) on the condition that certain of your PHT warrants are amended.   PHT hereby agrees that the following warrants are amended:

Date of Warrant	No. of Warrants	Original Exercise Price	Amended Exercise Price
October 18, 2007	150,000	$1.50	$0.50
January 31, 2008	200,000	$1.00	$0.30

We appreciate you loyalty and support for Performance Health Technologies, Inc.  Please feel free to contact us with any questions or concerns.

Sincerely,

/s/   Dominique Prunetti Miller

Dominique Prunetti Miller